                                                                    EXHIBIT 99.1




FOR IMMEDIATE RELEASE

LAMSON & SESSIONS REPORTS FOURTH-QUARTER AND FULL-YEAR 2002 RESULTS

    - FOURTH-QUARTER EARNINGS PER SHARE OF 6 CENTS VERSUS 24 CENT LOSS IN FOURTH QUARTER 2001
    -   STRONG CASH FLOW REDUCES DEBT
    -   REDUCED SUPPORT COSTS OFFSET LOWER SALES IN QUARTER AND YEAR
    -   RETAIL MARKET STRENGTH SUPPORTS IMPROVED PERFORMANCE

        CLEVELAND, Ohio, February 18, 2003 - Lamson & Sessions (NYSE:LMS) today reported net income of $780,000, or 6 cents per diluted share, for the fourth quarter of 2002, which exceeded the high range of the Company's earnings guidance by 1 cent per diluted share. In the fourth quarter of 2001, Lamson incurred a net loss of $3.3 million, or 24 cents per diluted share, including a net gain and a restructuring charge. Excluding these items, the Company would have reported a net loss of $591,000, or 4 cents per diluted share, in the fourth quarter of 2001.

        Net sales in the fourth quarter of 2002 totaled $74.8 million, a decline of $1.9 million, or 2.5 percent, from the $76.7 million reported in the fourth quarter of 2001. The continuing weakness of the industrial and commercial construction markets, further exacerbated by poor weather conditions in the fourth quarter of 2002, were primarily responsible for the lower sales activity.

        "Despite these market conditions, we are pleased with our earnings in the fourth quarter," said John B. Schulze, Chairman, President and Chief Executive Officer. "Our operating efficiencies and expense controls throughout all areas contributed to this favorable result."

        For the year, the Company reported net sales of $314.5 million in 2002 compared with $352.7 million in 2001, a decline of 10.8 percent. While new and existing residential construction activity remained resilient throughout the year, the Company's lower sales resulted from very weak conditions for the industrial, commercial and telecommunications infrastructure construction markets, partially offset by strength in the retail market.

        For 2002, the Company reported a net loss of $41.2 million, or $2.99 per diluted share. These results include the cumulative effect of the change in accounting principle resulting from the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," which was $46.3 million, net of tax, or $3.36 per diluted share. Excluding this item, the Company's net earnings would have been $5.0 million, or 36 cents per diluted share, for 2002.

        In 2001, the Company reported a net loss of $3.8 million, or 28 cents per diluted share. These results included a net gain of $2.8 million and a restructuring charge of $4.7 million. Excluding these items, the Company would have reported a loss of $1.9 million, or 14 cents per diluted share for 2001.

        "We are very encouraged by the improvement which we achieved in our operating performance in 2002," said Mr. Schulze. "Based on our steady progress throughout the year, we anticipate further improved performance in 2003 despite challenging conditions in our key markets."

Business Segments:

        In the fourth quarter of 2002, the weak commercial construction market activity, combined with seasonal factors, resulted in lower selling prices for the PVC Pipe business segment. Consequently, plant operating rates and margins were reduced and resulted in an operating loss of $1.5 million in the fourth quarter and an operating loss of $784,000 for the year. While the fourth-quarter result was disappointing, the overall loss for 2002 is a significant improvement from the operating loss of $10.7 million reported in 2001.

        In the Carlon business segment, the impact of very weak demand was evident in all areas for electrical distribution and telecommunications infrastructure products. Carlon's net sales for the fourth quarter of 2002 declined to $33.9 million, which is 16.7 percent less than the $40.7 million reported in the prior-year quarter. Operating income for Carlon fell 28 percent to $2.7 million compared with $3.8 million in the fourth quarter of 2001.

        The Lamson Home Products segment finished the year with a strong 16.8 percent increase in net sales to $19.5 million compared with $16.7 million in the fourth quarter of 2001. New product introductions and market share gains contributed to this growth. The strength of existing home sales and stable consumer spending were also key elements in the success of this business segment. "Lamson Home Products' operating income grew by 105 percent for the fourth quarter and 112

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

percent for the full year," Schulze said. "This resulted from stable selling prices - which reflect our strong market position - along with improved operating efficiency and reduced support costs."

Cash Flow/Debt Reduction:

        The Company confirmed its focus on working capital, which resulted in cash flow from operating activities of $9.4 million in the fourth quarter and $26.5 million for 2002.

        The Company used this cash to reduce long-term debt by $20 million for the full year 2002. This performance further reduces the Company's leverage and creates additional borrowing capacity within the secured credit agreement.

        "We made significant progress in reducing our debt this year," said James J. Abel, Executive Vice President and Chief Financial Officer. "Our working capital management reflects the daily efforts of our associates and builds value for our stakeholders."

        A live Internet broadcast of the Company's conference call regarding its fourth quarter and full-year financial performance can be accessed via the investor relations page on the Company's Web site (www.lamson-sessions.com) at 2:00 p.m. Eastern Time on Tuesday, February 18, 2003.

        Lamson & Sessions is a leading producer of thermoplastic enclosures, fittings, wiring outlet boxes and conduit for the electrical, telecommunications, consumer, power and wastewater markets. For additional information, please visit our Web site at: www.lamson-sessions.com.

        This press release contains forward-looking statements that involve risks and uncertainties within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expected as a result of a variety of factors, such as: (i) the volatility of resin pricing,
(ii) the ability of the Company to pass through raw material cost increases to its customers, (iii) maintaining a stable level of housing starts, telecommunications infrastructure spending, consumer confidence and general construction trends, and (iv) any adverse change in the recovery trend of the country's general economic condition affecting the markets for the Company's products.

FOR FURTHER INFORMATION, PLEASE CONTACT:

James J. Abel
Executive Vice President and
Chief Financial Officer
Lamson & Sessions
(216) 766-6557


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

                            THE LAMSON & SESSIONS CO.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          FOURTH QUARTER ENDED                        TWELVE MONTHS ENDED
                                               -----------------------------------------   -----------------------------------------
                                                  2002                  2001                  2002                  2001
                                               -----------           -----------           -----------           -----------
NET SALES                                        $ 74,813   100.0%     $ 76,726   100.0%     $314,475   100.0%     $352,672   100.0%

COST OF PRODUCTS SOLD                              62,041    82.9%       62,943    82.0%      252,499    80.3%      291,272    82.6%
                                               -----------           -----------           -----------           -----------

GROSS PROFIT                                       12,772    17.1%       13,783    18.0%       61,976    19.7%       61,400    17.4%

OPERATING EXPENSES                                  9,518    12.7%       12,424    16.2%       43,467    13.8%       52,962    15.0%

NET GAIN                                                -     0.0%       (3,250)   -4.2%            -     0.0%       (4,550)   -1.3%

RESTRUCTURING AND IMPAIRMENT CHARGE                     -     0.0%        6,805     8.9%            -     0.0%        6,805     1.9%
                                               -----------           -----------           -----------           -----------

OPERATING INCOME (LOSS)                             3,254     4.4%       (2,196)   -2.9%       18,509     5.9%        6,183     1.8%

INTEREST                                            1,716     2.3%        3,631     4.7%        9,583     3.1%       11,626     3.3%
                                               -----------           -----------           -----------           -----------

INCOME (LOSS) BEFORE INCOME TAXES AND
  CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING PRINCIPLE                              1,538     2.1%       (5,827)   -7.6%        8,926     2.8%       (5,443)   -1.5%

INCOME TAX PROVISION (BENEFIT)                        758     1.1%       (2,508)   -3.3%        3,900     1.2%       (1,600)   -0.4%
                                               -----------           -----------           -----------           -----------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT
  OF CHANGE IN ACCOUNTING PRINCIPLE                   780     1.0%       (3,319)   -4.3%        5,026     1.6%       (3,843)   -1.1%

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE, NET OF INCOME TAX OF $13,750               -     0.0%            -     0.0%      (46,250)  -14.7%            -     0.0%
                                               -----------           -----------           -----------           -----------

NET INCOME (LOSS)                                $    780     1.0%     $ (3,319)   -4.3%     $(41,224)  -13.1%     $ (3,843)   -1.1%
                                               ===========           ===========           ===========           ===========


BASIC AND DILUTED EARNINGS (LOSS) PER SHARE:

EARNINGS (LOSS) BEFORE CUMULATIVE EFFECT OF      $   0.06              $  (0.24)             $   0.36              $  (0.28)
  CHANGE IN ACCOUNTING PRINCIPLE

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE, NET OF TAX                                 -                     -                 (3.36)                    -
                                               -----------           -----------           -----------           -----------

NET EARNINGS (LOSS)                              $   0.06              $  (0.24)             $  (2.99)             $  (0.28)
                                               ===========           ===========           ===========           ===========

AVERAGE AND DILUTED SHARES OUTSTANDING             13,778                13,778                13,778                13,757
                                               ===========           ===========           ===========           ===========



IN THE FOURTH QUARTER OF 2001, THE COMPANY RECORDED A RESTRUCTURING AND IMPAIRMENT CHARGE OF $7.7 MILLION RELATING TO THE RATIONALIZATION OF FACILITIES, AND EQUIPMENT AND PRODUCT LINE REDUCTIONS OF WHICH THE INVENTORY PORTION TOTALING $0.9 MILLION IS INCLUDED IN COST OF PRODUCTS SOLD. THE COMPANY ALSO RECORDED A NET GAIN OF $3.3 MILLION IN THE FOURTH QUARTER OF 2001 AND $4.6 MILLION FOR THE FISCAL YEAR ENDED 2001 RELATING TO THE RESOLUTION OF LITIGATION, CHANGES IN ESTIMATES FOR CERTAIN LITIGATION AND LEGAL ENVIRONMENTAL LIABILITIES AND A GAIN ON THE SALE OF A NON-STRATEGIC BUSINESS.


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

                            THE LAMSON & SESSIONS CO.
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                 (IN THOUSANDS)

                                                         YEAR ENDED                            YEAR ENDED
                                                    DECEMBER 28, 2002                      DECEMBER 29, 2001
                                              -------------------------------        ------------------------------
ACCOUNTS RECEIVABLE, NET                                           $  36,686                             $  39,204

INVENTORIES, NET                                                      32,230                                42,083

OTHER CURRENT ASSETS                                                  15,848                                12,798

PROPERTY, PLANT AND EQUIPMENT, NET                                    51,749                                57,871

GOODWILL                                                              21,558                                81,666

PENSION ASSETS                                                        30,882                                24,071

OTHER ASSETS                                                          24,647                                16,128
                                              -------------------------------        ------------------------------

TOTAL ASSETS                                                       $ 213,600                             $ 273,821
                                              ===============================        ==============================


ACCOUNTS PAYABLE                                                   $  21,209                             $  21,975

OTHER CURRENT LIABILITIES                                             42,903                                40,915

LONG-TERM DEBT                                                        84,350                               104,266

OTHER LONG-TERM LIABILITIES                                           28,797                                25,441

SHAREHOLDERS' EQUITY                                                  36,341                                81,224
                                              -------------------------------        ------------------------------

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY                           $ 213,600                             $ 273,821
                                              ===============================        ==============================



                            THE LAMSON & SESSIONS CO.
                             SELECTED FINANCIAL DATA
                        (IN THOUSANDS EXCEPT PERCENTAGES)

                                                      FOURTH QUARTER ENDED                         TWELVE MONTHS ENDED
                                            ----------------------------------------    ----------------------------------------
                                                 2002                     2001               2002                     2001
                                            ----------------        ----------------    ----------------        ----------------
CASH PROVIDED BY OPERATING ACTIVITIES       $         9,351         $        12,038     $        26,520         $        30,076

CAPITAL EXPENDITURES                                  1,373                   1,888               3,952                   7,980

EBITDA (EARNINGS BEFORE INTEREST, TAXES,
  DEPRECIATION AND AMORTIZATION)  (1)                 6,048                   2,325              30,182                  24,202

EBITDA MARGIN                                          8.1%                    3.0%                9.6%                    6.9%

LONG-TERM DEBT AS A % OF EQUITY                      232.1%                  128.4%              232.1%                  128.4%

ANNUALIZED RETURN ON AVERAGE EQUITY                    5.3%                  -15.9%              -70.1%                   -4.6%


    (1) EBITDA is not a recognized term under Generally Accepted Accounting Principles and does not purport to be an alternative to operating income or to cash flows from operating activities as a measure of liquidity.


                                     5 of 7

                            THE LAMSON & SESSIONS CO.
                                BUSINESS SEGMENTS
                                 (IN THOUSANDS)

                                                    FOURTH QUARTER ENDED                         TWELVE MONTHS ENDED
                                          ----------------------------------------    ----------------------------------------
                                                2002                   2001                 2002                   2001
                                          -----------------      -----------------    -----------------      -----------------
NET SALES
   CARLON                                         $ 33,935               $ 40,740            $ 149,037              $ 188,161
   LAMSON HOME PRODUCTS                             19,517                 16,709               71,486                 62,128
   PVC PIPE                                         21,361                 19,277               93,952                102,383
                                          -----------------      -----------------    -----------------      -----------------
                                                  $ 74,813               $ 76,726            $ 314,475              $ 352,672
                                          =================      =================    =================      =================

OPERATING INCOME (LOSS)
   CARLON                                         $  2,734               $  3,799            $  14,395              $  18,347
   LAMSON HOME PRODUCTS                              3,342                  1,634               10,324                  4,873
   PVC PIPE                                         (1,502)                (1,809)                (784)               (10,559)
   CORPORATE OFFICE                                 (1,320)                (1,348)              (5,426)                (3,306)
   RESTRUCTURING & IMPAIRMENT CHARGE                     -                 (7,722)                   -                 (7,722)
   NET GAIN                                              -                  3,250                    -                  4,550
                                          -----------------      -----------------    -----------------      -----------------
                                                  $  3,254               $ (2,196)           $  18,509              $   6,183
                                          =================      =================    =================      =================

DEPRECIATION AND AMORTIZATION
   CARLON                                         $  1,798               $  2,999            $   7,507              $  12,080
   LAMSON HOME PRODUCTS                                459                    646                1,954                  2,508
   PVC PIPE                                            537                    876                2,212                  3,431
                                          -----------------      -----------------    -----------------      -----------------
                                                  $  2,794               $  4,521            $  11,673              $  18,019
                                          =================      =================    =================      =================


THE FOURTH QUARTER AND TWELVE MONTHS 2002 OPERATING INCOME IN THE CARLON AND LAMSON HOME PRODUCTS BUSINESS SEGMENTS EXCLUDES THE AMORTIZATION OF GOODWILL WHEREAS THE FOURTH QUARTER AND TWELVE MONTHS 2001 OPERATING INCOME INCLUDES THE AMORTIZATION OF GOODWILL OF $1.2 MILLION (PRE-TAX) AND $4.6 MILLION (PRE-TAX), RESPECTIVELY, AS A RESULT OF THE ADOPTION OF FAS 142.

THE ABOVE CARLON OPERATING RESULTS EXCLUDE THE EFFECT OF THE $46.3 MILLION CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE RECORDED IN THE FIRST QUARTER OF 2002. (SEE CONSOLIDATED STATEMENT OF OPERATIONS.)





  TOTAL ASSETS BY BUSINESS SEGMENT AT DECEMBER 28, 2002 AND DECEMBER 29, 2001

                                                        DECEMBER 28, 2002                 DECEMBER 29, 2001
                                                    ---------------------------       ---------------------------
IDENTIFIABLE ASSETS

   CARLON                                                             $ 83,750                         $ 153,194
   LAMSON HOME PRODUCTS                                                 27,222                            28,157
   PVC PIPE                                                             35,862                            45,684
   CORPORATE OFFICE (INCLUDES CASH,
      DEFERRED TAX, AND PENSION ASSETS)                                 66,766                            46,786
                                                    ---------------------------       ---------------------------
                                                                     $ 213,600                         $ 273,821
                                                    ===========================       ===========================


THE REDUCTION IN CARLON IDENTIFIABLE ASSETS INCLUDES THE WRITE-OFF OF $60.0 MILLION IN GOODWILL WHILE THE CORPORATE OFFICE ASSETS INCREASED BY THE RELATED $13.7 MILLION OF DEFERRED TAX ASSETS.



                                     6 of 7

                            THE LAMSON & SESSIONS CO.
                          INCOME STATEMENT INFORMATION
                                 (IN THOUSANDS)

                                                           FOURTH QUARTER ENDED                  TWELVE MONTHS ENDED
                                                     ----------------------------------    ----------------------------------
                                                          2002              2001                 2002              2001
                                                     ----------------  ----------------    ----------------  ----------------
NET SALES                                                   $ 74,813          $ 76,726            $314,475          $352,672

GROSS PROFIT                                                  12,772            13,783              61,976            61,400

NET EFFECT OF RESTRUCTURING CHARGE AND NET GAINS                   -            (2,728)                  -            (1,934)

INCOME (LOSS) BEFORE EFFECT OF ACCOUNTING CHANGE                 780            (3,319)              5,026            (3,843)


ADJUSTMENTS TO RECONCILE EBITDA:


     INTEREST                                               $  1,716          $  3,631            $  9,583          $ 11,626

     TAXES                                                       758            (2,508)              3,900            (1,600)

     DEPRECIATION                                              2,394             2,969              10,074            11,848

     AMORTIZATION                                                400             1,552               1,599             6,171
                                                     ----------------  ----------------    ----------------  ----------------

EBITDA                                                      $  6,048          $  2,325            $ 30,182          $ 24,202
                                                     ================  ================    ================  ================







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